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                                    EXHIBIT B

                   NON-SOLICITATION AND NON-COMPETE AGREEMENT


         THIS NON-SOLICITATION AND NON-COMPETE AGREEMENT (this "Agreement"), is dated as of the 1st day of October, 1999, by and between INFRASTRUCTURE DEFENSE, INC., a Delaware corporation (the "Company"), and HOMECOM COMMUNICATIONS, INC., a Delaware corporation, and its successors ("HomeCom"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement dated of even date herewith by and between the Company and HomeCom (the "Asset Purchase Agreement").

         WHEREAS, pursuant to the terms of the Asset Purchase Agreement, HomeCom will sell to the Company all of the business and assets of HomeCom's internet security division (the "Division");

         WHEREAS, the Company is willing to pay the Purchase Price set forth in the Asset Purchase Agreement based in part on HomeCom's agreement not to compete with the Company with respect to the business as presently being conducted by the Division or the Company as of the date hereof or solicit the employees, customers or clients of the Division or the Company including, but not limited to, those employees entering into employment agreements as part of the transaction contemplated by the Asset Purchase Agreement and those customers and clients contained on the client list included as part of the Purchased Assets;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and HomeCom agree as follows:

         1. NON-COMPETE. Except as provided in the Value-Added Distribution Agreement of even date herewith (the "VAR Agreement"), HomeCom agrees that during the period beginning on the date of this Agreement and for a period of three (3) years thereafter (the "Restricted Period"), HomeCom shall not engage in the provision of electronic infrastructure protection or internet security products or services (the "Business") or any other activity or business which is competitive, directly or indirectly, with the business of the Company as historically conducted or as conducted on the date hereof which, for the purposes of this Agreement shall mean the provision of products, reports and consulting and other services relating to electronic infrastructure or internet security, the protection of electronic infrastructures from strategic and other threats and vulnerabilities, threat analysis and reduction, asset protection, provision of single and multi-industry cyberthreat intelligence, enterprise risk assessment, security policy consulting, monitoring and management services, certification services designed to establish a common global language to assess intercompany cyberthreats and vulnerabilities across the world, risk management consulting, intelligence gathering and the provision of infrastructure solutions addressing cyberthreats and related risks.

         2. NON-SOLICITATION OF CUSTOMERS AND CLIENTS. HomeCom further agrees that it shall not, at any time during the Restricted Period, contact any customer or client or former customer or client of the


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Division or the Company in connection with the Business, except in furtherance of and in accordance with the Service and Referral Agreement and the VAR Agreement dated of even date herewith.

         3. NON-SOLICITATION OF EMPLOYEES. HomeCom shall not, at any time during the Restricted Period, solicit or seek to persuade any employee of the Company to discontinue employment with the Company or become employed in any business competitive, directly or indirectly, with the Business, and HomeCom shall specifically but without limitation refrain from soliciting any employee of the Company to go to work in any capacity for HomeCom or any of its Affiliates.

         4. AVAILABILITY OF EQUITABLE RELIEF. HomeCom agrees that any breach of this Agreement by HomeCom will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all other remedies, the right to an injunction, specific performance or other equitable relief to prevent or remedy any violation of HomeCom's covenants in this Section or any other Section of the Agreement.

         5. SEVERABILITY. HomeCom and the Company agree and acknowledge that the provisions of this Agreement shall be devisable and separate, so that, if any provision or provisions of this Agreement are held to be unreasonable, unlawful, or unenforceable, such holdings shall not impair or render invalid the remaining provisions of this Agreement. If any provision hereof is held to be too broad or unreasonable in duration, scope or character of restriction to be enforced, such provisions shall be modified to the extent necessary so that any provision or portion hereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto expressly authorize any Court of competent jurisdiction to enforce any such provision or portion hereof so that any and all provisions or portions hereof shall be enforced by such Court to the fullest extent permitted by law.

         6. INDEMNIFICATION. HomeCom agrees to indemnify the Company and each of its directors, officers and stockholders, and hold the same harmless from and against any and all claims, costs, fees (including reasonable attorneys' fees), losses, damages and liabilities (or actions in respect thereof) arising out of or based on any violation or breach of any covenant or agreement contained in this Agreement, and will reimburse the Company, and its directors, officers and stockholders for all legal or any other expenses reasonably incurred by the Company or any of its officers, directors or stockholders, as such expenses are incurred, in connection with any such claim, loss, damage, liability or action.

         7. MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may not be modified or amended except with the written consent of the Company and HomeCom. None of the terms and provisions of this Agreement may be waived except in writing by the person so waiving.

         8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Delaware.

         9. NOTICE. All notices and other communications required or permitted to be given in respect of this Agreement shall be sent by personal delivery, nationally recognized overnight courier, facsimile or certified or registered mail, to the following parties at the following addresses, or, in each case, at such other address or addresses as any party shall hereafter specify by written notice to the others:


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         (i)      If to the Company, to:

                  Infrastructure Defense, Inc.
                  6100 Lincolnia Road
                  Second Floor
                  Alexandria, Virginia 22313
                  Attention: Kenneth J. Purfey
                  Facsimile: (703) 914-7100

                  With a copy to:
                                         McGuire, Woods, Battle & Boothe LLP
                                         1750 Tysons Boulevard
                                         Suite 1800
                                         McLean, Virginia 22102
                                         Attention: Clive R. G. O'Grady, Esquire
                                         Facsimile: (703) 712-5248

        (ii)     If to HomeCom, to:

                 HomeCom Communications, Inc.
                 Building 14, Suite 100
                 3535 Piedmont Road
                 Atlanta, Georgia
                 Attention: Harvey Sax
                 Facsimile:  (404) 237-3060

                 With a copy to:

                                         Sims, Moss, Kline & Davis LLP
                                         400 Northpark Town Center
                                         Suite 310
                                         Atlanta, Georgia 30328
                                         Attention: Jerry L. Sims
                                         Facsimile: (770) 481-7210


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the fourth business day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided for in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address,


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facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.




                      [SIGNATURES APPEAR ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their authorized officers as of the day and year first above written.


WITNESS:                                        INFRASTRUCTURE DEFENSE, INC., a
                                                Delaware corporation


                                                By
---------------------------                       -----------------------------
Name:                                           Name: Kenneth J. Purfey
                                                Title: Vice President and
                                                Chief Financial Officer





                                                 HOMECOM COMMUNICATIONS, INC. a
                                                 Delaware corporation



                                                By
----------------------------                      -----------------------------
Name:                                           Name:
                                                Title:


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